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                                                                    EXHIBIT 99.1

                                 REVOCABLE PROXY

                           FIRST POLK BANKSHARES, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Harold W. Wyatt, Jr. and Larry T. Kuglar as Proxies, each with the power to appoint his substitute, and hereby authorizes either one or both of them to represent and to vote, as designated below, all of the shares of common stock of First Polk Bankshares, Inc. ("First Polk"), held of record by the undersigned on _____________, 2004, at the special meeting of First Polk shareholders to be held at ____ __.m., local time, on ____________, 2004, at ____________________________, Georgia.

         1. PROPOSAL TO: Approve the Agreement and Plan of Merger, dated as of November 24, 2003 (the "Merger Agreement"), by and between First Polk and Upson Bankshares, Inc. as described in that certain joint proxy statement/prospectus dated __________ ___, 2004.

                  FOR                AGAINST           ABSTAIN

         2. To approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Merger Agreement.

                  FOR                AGAINST           ABSTAIN

         3. In their discretion, to vote upon such other business as may properly come before the special meeting including, among other matters, a motion to adjourn or postpone the First Polk special meeting to another time for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against the Merger Agreement will be voted in favor of any adjournment or postponement of the special meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2 ABOVE.

Please sign exactly as the name appears below, which reflects the name in which the shares being voted are registered in First Polk's stock records. When shares are held by joint tenants, all joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

If shares are held by a corporation, an authorized corporate officer should sign in full corporate name. If shares are held by a partnership, an authorized person should sign in partnership name.


         DATED:______________________________, ____




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         Signature



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                Signature if held jointly